Exhibit 10.1

ZENTALIS PHARMACEUTICALS, LLC

2017 PROFITS INTEREST PLAN

Zentalis Pharmaceuticals, LLC, a Delaware limited liability company (including any successor entity thereto which assumes the Plan, the “Company”), has adopted this Zentalis Pharmaceuticals, LLC 2017 Profits Interest Plan (as amended, modified or supplemented from time to time, the “Plan”), effective December 21, 2017 (the “Effective Date”), for the benefit of the eligible Directors, Employees and Consultants of the Company and its Affiliates (each such term as defined below). The purpose of the Plan is to provide such eligible Directors, Employees and Consultants with an opportunity to participate in the Company’s future success by granting them Awards so as to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and its Affiliates.    This Plan is the “Class B Common Unit Plan” referenced in the LLC Agreement (as defined below).

Pursuant to the Plan, eligible Directors, Employees and Consultants may be granted Awards of Class B Common Units (as defined below) and thereby become Members of the Company (to the extent not already Members). The Class B Common Units so issued shall be governed by, and will be subject to, the transfer restrictions and other provisions contained in the Plan, a Profits Interest Award Agreement to be executed by and between the Company and each such Participant, and the LLC Agreement.

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. Any other capitalized terms used in the Plan but not otherwise defined herein shall have their respective meanings set forth in the LLC Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

1.1.    Administrator. “Administrator” shall have the meaning set forth in Section 5.1 hereof.

1.2.    Affiliate. “Affiliate” shall have the meaning given to such term in the LLC Agreement.

1.3.    Award. “Award” shall mean an issuance of Class B Common Units under the terms and conditions of the Plan and the applicable Profits Interest Award Agreement.

1.4.    Board. “Board” shall mean the Board of Directors of the Company.

1.5.    C-Corporation. “C-Corporation” shall mean a corporation under subchapter C of the Code.

1.6.    Capital Contribution. “Capital Contribution” shall have the meaning ascribed to such term in the LLC Agreement.

1.7.    Cause. “Cause,” with respect to any Participant, shall mean “Cause” as defined in such Participant’s Profits Interest Award Agreement or employment agreement with the Company or an Affiliate, if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means: (a) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its Affiliates or any other breach of a written agreement between the Participant and the Company or any of its Affiliates, including without limitation a breach of any employment, confidentiality or restrictive covenant agreement; (b) the Participant’s commission of a felony or commission of any other crime involving dishonesty or moral turpitude under the applicable law; (c) the Participant’s gross negligence or willful misconduct or the Participant’s willful or repeated failure or refusal to substantially perform his or her assigned duties; (d) any act of fraud, embezzlement, misappropriation or dishonesty committed by the Participant against the Company or any of its Affiliates; or (e) any acts, omissions or statements by a Participant which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its Affiliates.

1.8.     Change in Control. “Change in Control” means (a) a Deemed Liquidation Event, or (b) a Company Unit Sale; provided that the following events shall not constitute a “Change in Control”: (i) an initial public offering of any of the Company’s Securities; (ii) a reincorporation of the Company solely to change its jurisdiction; or (iii) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s Securities immediately before such transaction.

1.9.    Class A Common Unit. “Class A Common Unit” shall mean have the meaning ascribed to such term in the LLC Agreement.

1.10.    Class B Common Unit. “Class B Common Unit” shall mean have the meaning ascribed to such term in the LLC Agreement.

1.11.    Code. “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to any specific provision of the Code shall be deemed to refer also to any successor provisions thereto.

1.12.    Company. “Company” shall mean Zentalis Pharmaceuticals, LLC, a Delaware limited liability company, and any successor entity thereto which assumes the Plan.

1.13.    Company Unit Sale. “Company Unit Sale” shall have the meaning ascribed to such term in the LLC Agreement.

1.14.    Consultant. “Consultant” shall mean any consultant or advisor if: (a) the consultant or advisor renders bona fide services to the Company or any Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of Securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Securities; and (c) the consultant or advisor is a natural Person who has contracted directly with the Company or any Affiliate to render such services.

1.15.    Deemed Liquidation Event. “Deemed Liquidation Event” shall have the meaning ascribed to such term in the LLC Agreement.

1.16.    Director. “Director” shall have the meaning ascribed to such term in the LLC Agreement.

1.17.    Employee. “Employee” shall mean any officer or other employee of the Company or any Affiliate. A Participant shall not cease to be an Employee in the case of transfers between locations of the Company and its Affiliates or between the Company, any Affiliate or any successor.

1.18.    Equity Restructuring. “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its equity holders, including, without limitation, any equity dividend, equity split, spin-off, rights offering, recapitalization or large, nonrecurring cash dividend or distribution, that (i) affects the Securities of the Company or the unit price of the Company’s Securities and (ii) causes a change in the per unit value of the Class B Common Units underlying outstanding Awards.

1.19.    Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.

1.20.    Fair Market Value. “Fair Market Value” shall mean, as of any given date, the value of a Class B Common Unit as determined by the Administrator in good faith based on the amount that such Participant would be entitled to receive in respect of such Class B Common Unit under the LLC Agreement in the event of a hypothetical complete liquidation of the Company as of such date.

1.21.    Good Reason. “Good Reason” shall mean “Good Reason” as defined in such Participant’s Profits Interest Award Agreement or employment agreement with the Company or an Affiliate, if such an agreement exists and contains a definition of Good Reason, or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason means (a) a change in the Participant’s position with the Company (or its subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities, (b) a material diminution in the Participant’s level of base compensation, except in connection with a general reduction in the base compensation of the Company’s personnel with similar status and responsibilities or (c) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its subsidiary employing the Participant) without the Participant’s consent. Notwithstanding the foregoing, Good Reason shall only exist if Participant shall have provided the Company with written notice within sixty (60) days of the initial occurrence of any of the foregoing events or conditions, and the Company or any successor or affiliate fails to eliminate the conditions constituting Good Reason within thirty (30) days after receipt of written notice of such event or condition from Participant. Participant’s resignation from employment with the Company for “Good Reason” must occur within six (6) months following the initial occurrence of one of the foregoing events or conditions. Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company (or its subsidiary) in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.

1.22.    LLC Agreement. “LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Zentalis Pharmaceuticals, LLC dated as of December 21, 2017, by and among the Members named therein, as amended and/or restated from time to time.

1.23.    Member. “Member” shall have the meaning ascribed to such term in the LLC Agreement.

1.24.    Participant. “Participant” shall mean any Director, Employee or Consultant who is selected by the Administrator to receive an Award pursuant to the provisions of Section 3.1 hereof, who executes a Profits Interest Award Agreement pursuant to the provisions of Section 3.2 hereof, and who joins the LLC Agreement as a Member thereunder.

1.25.    Person. “Person” shall mean any individual, partnership, limited partnership, limited liability company, joint venture, trust, corporation, unincorporated organization, association, estate or other entity.

1.26.    Plan. “Plan” shall mean this Zentalis Pharmaceuticals, LLC 2017 Profits Interest Plan, as amended, modified or supplemented from time to time.

1.27.    Profits Interest Award Agreement. “Profits Interest Award Agreement” shall mean the Profits Interest Award Agreement pursuant to which Class B Common Units shall be issued to a Participant under the Plan.

1.28.    Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

1.29.     Securities. “Securities” shall mean, as to any Person (a) shares of capital stock, membership or partnership interests, units or other equity interests in such Person, (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into capital stock, membership or partnership interests, units or other equity interests in such Person and (c) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, membership or partnership interests, units or other equity interests in such Person.

1.30.    Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.31.    Termination of Service. “Termination of Service” shall mean:

(a)    As to a Consultant, termination for any reason, including death, disability, resignation, retirement or termination with or without Cause, at any time, of a Participant’s engagement as a Consultant to the Company or any Affiliate, but excluding any termination where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)    As to a Director, termination for any reason, including, without limitation, a termination by resignation, removal with or without Cause, failure to be elected, death or retirement, of a Participant’s service as a Director, but excluding any termination where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)    As to an Employee, termination for any reason, including death, disability, resignation, retirement or termination with or without Cause, at any time, of a Participant’s employment with the Company or any Affiliate, but excluding any termination which includes simultaneous reemployment or continuous employment of the Participant by the Company or any Affiliate.

The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate of the Company following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.32.    Transfer. “Transfer” shall have the meaning ascribed to such term in the LLC Agreement.

ARTICLE II.

UNITS SUBJECT TO PLAN

2.1.    Amount of Awards Subject to Plan. The Awards that may be granted under the Plan shall be Class B Common Units. Subject to the provisions of Section 6.3 hereof, the maximum aggregate number of Class B Common Units which may be issued hereunder shall be equal to the authorized number of Class B Common Units pursuant to Section 4.1(a)(iv) under the LLC Agreement from time to time. Such Awards may consist, in whole or in part, of authorized but unissued Class B Common Units, Class B Common Units acquired or reacquired in private transactions or open market purchases, or Class B Common Units otherwise issuable by the Company, or any combination of the foregoing, as determined by the Administrator in its discretion.

2.2.    Add-back. To the extent that any Award is forfeited by a Participant, the Class B Common Units subject to such Award that are forfeited shall thereafter be available for the grant of Awards under the Plan.

ARTICLE III.

AWARDS

3.1.    Awards.

(a)    The Administrator may from time to time, in its sole and absolute discretion:

(i)    Select those Directors, Employees or Consultants who will receive Awards;

(ii)    Determine the purchase price, if any, of the Class B Common Units subject to any Award, and the form of payment of any such purchase price for the Class B Common Units subject to any Award;

(iii)    Determine the Threshold Value, vesting terms and conditions of the Class B Common Units, and the other terms and conditions applicable to any such Award, including provisions for forfeiture and repurchase, consistent with the Plan and with the LLC Agreement; and

(iv)    Accelerate the vesting of any Award granted hereunder

(b)    Upon the selection of a Director, Employee or Consultant to receive an Award, the Administrator shall grant such Award and may impose such terms and conditions on the issuance of such Award as the Administrator deems appropriate; provided, however, that no such terms and conditions may be inconsistent with the terms and conditions of the Plan or the LLC Agreement, which are hereby incorporated herein by this reference.

3.2.    Profits Interest Award Agreement. An Award shall be issued only pursuant to an Profits Interest Award Agreement, which shall be executed by the selected Director, Employee or Consultant and an authorized representative of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan and the LLC Agreement. Upon receipt of an Award, a Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement as a Member. At the Company’s request, such Participant shall execute the LLC Agreement or a joinder or counterpart signature page thereto. All Awards granted under the Plan shall be subject to the terms and conditions of the LLC Agreement and shall be subject to such additional restrictions as the Administrator shall provide (in the applicable Profits Interest Award Agreement or otherwise), which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on the duration of the Participant’s employment or other service relationship with the Company or any Affiliate, the performance of the Participant, or the performance of the Company or any Affiliate; provided, however, that, by action taken in its absolute discretion after the Award is granted, the Administrator may, in its sole discretion, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the applicable Profits Interest Award Agreement.

3.3.    Eligibility. An Award of Class B Common Units may only be granted to a Participant for the performance of services to or for the benefit of the Company or any Affiliate: (i) in the Participant’s capacity as a Member, (ii) in anticipation of the Participant becoming a Member, or (iii) as otherwise determined by the Administrator, consistent with the treatment of the Class B Common Units as “profits interests” within the meaning of the Code and Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191.

3.4.    Rights as Members. Upon the grant of an Award pursuant to the Plan, the Participant shall have, unless otherwise provided by the Administrator, all the rights and obligations of a Member with respect to said Awards as provided in the Plan and the LLC Agreement, subject to the restrictions in his or her Profits Interest Award Agreement and the LLC Agreement. As set forth in the LLC Agreement, the Participant shall not, by virtue of holding an Award, have the right to influence or control the management or operation of the Company.

3.5.    Escrow. The Administrator or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate, if any, representing any Class B Common Units issued under an Award until all of the restrictions, if any, imposed under the Profits Interest Award Agreement with respect to the Award evidenced by such certificate expire or shall have been removed by the Administrator.

ARTICLE IV.

RESTRICTIONS ON AWARDS

4.1.    Forfeiture of Awards. Unless otherwise determined by the Administrator, upon any Termination of Service of a Participant, such Participant’s Award and all Class B Common Units subject thereto, to the extent not vested as of the date of such Termination of Service (after taking into account any accelerated vesting that may occur in connection with such Termination of Service, if any) (and the proportionate amount of the balance of Participant’s Capital Account (as defined in the LLC Agreement) attributable to such Class B Common Units), shall thereupon automatically and without further action be cancelled and forfeited by the Participant, and the Participant shall have no further right, title or interest in or with respect to such unvested Class B Common Units (or such proportionate amount of Participant’s Capital Account balance).

4.2.    Restrictions on Class B Common Units. In addition to any applicable transfer restrictions, repurchase rights and other restrictions set forth in the LLC Agreement with respect to the Class B Common Units, the Class B Common Units shall be subject to such restrictions as the Administrator shall determine in its sole discretion, including, without limitation, transfer restrictions, repurchase rights, requirements that Class B Common Units be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of Class B Common Units, voting agreements, tag-along rights and drag-along rights. Such restrictions may, in the Administrator’s sole discretion, be contained in the applicable Profits Interest Award Agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator in its sole discretion. The issuance of the Class B Common Units shall be conditioned on the Participant’s consent to such restrictions or the Participant’s entering into such agreement or agreements.

4.3.    Legend. In order to enforce the restrictions imposed upon the Class B Common Units issued pursuant to Awards granted hereunder, the Administrator may cause a legend or legends to be placed on certificates, if any, representing the Class B Common Units that are subject to restrictions under the Profits Interest Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE V.

ADMINISTRATION

5.1.    Administrator. The Plan shall be administered by the Board or such other individual(s) as may be appointed or designated by the Board from time to time (in such capacity, the “Administrator”).    To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of Company the authority to grant or amend Awards; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act with respect to the Company, or (b) officers (or Directors) of the Company to whom authority to grant or amend Awards is authorized or has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, any delegatee appointed under this Section 5.1 shall serve in such capacity at the pleasure of the Board.

5.2.    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the discretionary power and authority to interpret the Plan and the Profits Interest Award Agreements pursuant to which Awards are issued, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under the Plan need not be the same with respect to each Participant. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or a Profits Interest Award Agreement in such manner and to such extent as the Administrator deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant and any beneficiary of any Participant.

5.3.    Majority Rule; Unanimous Written Consent. Except as otherwise provided in the LLC Agreement, the Administrator shall act by the affirmative vote of a majority of its members in attendance at a meeting at which a quorum is present and voting or by a unanimous written consent or other written instrument signed by all members of the Administrator.

5.4.    Professional Assistance; Good Faith Actions; Compensation. All expenses and liabilities which members of the Administrator incur in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other Persons in connection with the administration of the

Plan. The Administrator, the Company and the Company’s officers shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested Persons. No members of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, including grant of Awards, and all members of the Administrator shall be fully protected by the Company in respect of any such action, determination or interpretation. The members of the Administrator shall serve without compensation for their services as representatives of the Administrator.

5.5.    Financial Statements and Business Information. To the extent required by applicable securities laws and subject to any limitations contained in the LLC Agreement, each Participant shall receive financial statements and other information relating to the Company, subject to applicable confidentiality obligations, as determined by the Administrator.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

6.1.    Restrictions on Transfer of Class B Common Units. The Class B Common Units issued to a Participant under an Award shall be subject to the terms of the Profits Interest Award Agreement pursuant to which such Award was issued and the applicable provisions of the Plan and the LLC Agreement, including, without limitation, any restrictions on Transfer of Class B Common Units set forth in the LLC Agreement. Any transferee of a permitted Transfer, in accordance with the LLC Agreement and approved by the Administrator, of an Award shall take such Award subject to the terms of the Plan, the Profits Interest Award Agreement pursuant to which such Award was issued, and the LLC Agreement. Upon such Transfer, such transferee shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement as a Member. Any such transferee must, upon the request of the Company, execute an instrument in form and substance acceptable to the Company agreeing to be bound by the Plan, the Profits Interest Award Agreement pursuant to which such Award was issued, and the LLC Agreement, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any Transfer of the Class B Common Units issued under an Award which is not made in compliance with the Plan, the LLC Agreement and the Profits Interest Award Agreement pursuant to which such Award was issued shall be null and void ab initio and of no force or effect.

6.2.    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 6.2 hereof, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board; provided, however, that any amendment that requires Member approval under applicable law shall be subject to such approval to the extent required to comply with such law. No amendment, suspension or termination of the Plan shall materially alter or impair any rights or obligations of a Participant under any outstanding Award theretofore granted without the consent of the affected Participant, unless the Award itself otherwise expressly so provides. No Award may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date. For the avoidance of doubt, the creation or issuance of additional Awards or Class B Common Units or any other equity interests in the Company (including any amendments to the LLC Agreement necessary to establish the rights and preferences of, and restrictions applicable to, any such Units or other equity interests) shall not constitute a material impairment of the rights of any Participant under any outstanding Award that would require the Participant’s consent under this Section 6.2.

6.3.    Changes in Capitalization and Other Corporate Events.

(a)    (i)    Subject to Section 6.3(a)(ii) below, in the event that the Administrator determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, additional Class B Common Units, other Securities, or other property), any Capital Contributions, any Equity Restructuring, any recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change in Control or conversion into a C-Corporation), or exchange of Class B Common Units or other Securities of the Company, issuance of warrants or other rights to purchase Class B Common Units or other Securities of the Company, or other similar transaction or event, in any case, affects the Class B Common Units such that an adjustment is determined by the Administrator to be appropriate in order to prevent the inequitable dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator may equitably adjust any or all of:

(I)    the number of Class B Common Units or the number and kind of Securities with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 hereof on the maximum number and kind of Class B Common Units or Securities which may be issued);

(II)    the number of Class B Common Units or the number and kind of Securities subject to outstanding Awards; and

(III)    the purchase price, if any, and/or the Threshold Value with respect to any Award.

(ii)    Notwithstanding the foregoing, if any transaction or event described in Section 6.3(a)(i) hereof constitutes an Equity Restructuring:

(I)    The number and type of securities subject to each outstanding Award and the purchase price thereof, if applicable, shall be proportionately adjusted. Such adjustments shall be nondiscretionary and final and binding on the affected Participants and the Company; and

(II)    The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the number and kind of Securities that may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 hereof on the maximum number and kind of Class B Common Units or Securities which may be issued).

(b)    In the event of any Change in Control or other transaction or event described in Section 6.3(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the inequitable dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    The Administrator may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event, for either (A) the purchase of all or any portion of such Award for an amount of cash equal to the amount that could have been attained upon the realization of the Participant’s rights had such Award (or portion thereof) been fully vested, or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion, which replacement award may be subject to vesting or the lapsing of restrictions, as applicable, on terms no less favorable to the affected Participant than the terms of the Award for which such replacement award is substituted;

(ii)    The Administrator may provide, either by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock or Securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Securities subject to such Award and prices thereof; and

(iii)    The Administrator may make adjustments in the number and type of Class B Common Units (or other Securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the purchase price, the repurchase price, the vesting schedule and/or Threshold Value), and the criteria included in, outstanding Awards and Awards which may be granted in the future.

(c)    Subject to Section 6.3(b) hereof, the Administrator may, in its discretion, include such further provisions and limitations in any Award as it may deem equitable and in the best interests of the Company with respect to any transaction or event described in this Section 6.3. For the avoidance of doubt, the issuance of additional Class B Common Units in the Company shall not, in and of itself, trigger any adjustments pursuant to this Section 6.3.

6.4.    Section 83(b) Election. Unless otherwise determined by the Administrator in its sole discretion, each Participant who is granted an Award under the Plan shall be required to make an election under Section 83(b) of the Code with respect to the Class B Common Units subject to such Award, and the grant of such Award shall be conditioned on the Participant making such Section 83(b) election.

6.5.    Tax Withholding. The Company or an Affiliate, as applicable, may withhold from each Participant’s wages, or require each Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of any Award hereunder, from the vesting or lapse of any restrictions imposed on such Award, or from the ownership or disposition of any Class B Common Units (in each case, if any).

6.6.    No Right to Continued Employment or Service. Nothing in the Plan or in any Profits Interest Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any of its Affiliates.

6.7.    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Class B Common Units pursuant to the Awards, and any payment or distributions of money under the Plan or under the Awards granted hereunder are subject to compliance with all applicable foreign, federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any Securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such Securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and any Awards awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.8.    Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

6.9.    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

6.10.    Section 409A. No Award or Class B Common Unit is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Profits Interest Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Profits Interest Award Agreement or take any other actions (including amendments and actions with retroactive effect), that the Administrator determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that nothing in this Section 6.10 shall create any obligation on the part of the Company or any Affiliate to adopt any such amendment or take any such other action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or any Affiliate have any obligation to indemnify or otherwise compensate any Participant for any taxes or interest imposed under Section 409A of the Code, or similar provisions of state law.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Zentalis Pharmaceuticals, LLC on December 21, 2017.

Executed on December 21, 2017.

By:	/s/ Anthony Sun
Name:	Anthony Sun
Title:	Chief Executive Officer

ZENTALIS PHARMACEUTICALS, LLC

PROFITS INTEREST AWARD AGREEMENT

THIS PROFITS INTEREST AWARD AGREEMENT (this “Agreement”) is made and entered into as of [            ] (the “Grant Date”), by and between Zentalis Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), and [            ] (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan and the LLC Agreement (each as defined below), as applicable.

THE PARTIES HERETO AGREE AS FOLLOWS:

1.    Issuance of Award; Threshold Amount.

1.1    Issuance of Award. In consideration of Participant’s agreement to provide services to or for the benefit of the Company and its Affiliates, effective as of the Grant Date, the Company hereby (a) issues to Participant an Award of [            ] Class B Common Units (the “Class B Common Units”) of the Company (the “Award”), and (b) if not already a Member, admits Participant as a Member of the Company, on the terms and conditions set forth herein, in the Zentalis Pharmaceuticals, LLC 2017 Profits Interest Plan (the “Plan”) and in the Amended and Restated Limited Liability Company Agreement of Zentalis Pharmaceuticals, LLC, dated as of December 21, 2017, as amended and/or restated from time to time (the “LLC Agreement”). The Company and Participant acknowledge and agree that the Award is hereby issued to Participant for the performance of services to or for the benefit of the Company and its Affiliates in his or her capacity as a Member or in anticipation of Participant becoming a Member. Upon receipt of the Award, Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the LLC Agreement. Participant further acknowledges and agrees that (w) Participant received a copy of the LLC Agreement on or prior to the Grant Date, (x) the execution by Participant of this Agreement evidences Participant’s intention to be bound by the terms of the LLC Agreement in addition to the terms of this Agreement, (y) the LLC Agreement may be amended or amended and restated from time to time in accordance with its terms, and (z) the Class B Common Units are subject to all of the terms and restrictions set forth in the LLC Agreement as may be in effect from time to time. Participant shall execute the LLC Agreement or a joinder or counterpart signature page thereto and deliver such executed joinder or counterpart signature page to the Company with this Agreement. Participant acknowledges that the Company may from time to time issue or cancel (or otherwise modify) Class B Common Units in accordance with the terms of the LLC Agreement.

1.2    Threshold Amount. The Threshold Amount with respect to each Class B Common Unit subject to the Award shall be $[            ].

2.    Vesting; Termination of Service; Restrictions on Award

2.1    Vesting. Subject to Section 2.2 below and the LLC Agreement, the Award shall vest according to the Vesting Schedule attached hereto as Exhibit A.

2.2    Termination of Service. In the event of Participant’s Termination of Service, (a) the Award and all Class B Common Units, to the extent not vested as of the date of such Termination of Service (the “Termination Date”) (after taking into consideration any accelerated vesting that may occur in connection with such termination, if any), together with the proportionate amount of Participant’s Capital Account balance attributable to such unvested Class B Common Units (if any), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such unvested Class B Common Units (or such proportionate amount of Participant’s Capital Account balance), and (b) no portion of the Award and no Class B Common Units which are unvested as of Participant’s Termination of Service shall thereafter become vested. Notwithstanding the foregoing, in the event of a Termination of Service for Cause, all Class B Common Units (both vested and unvested) as of the Termination Date (and the proportionate amount of Participant’s Capital Account balance attributable to such Class B Common Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such Class B Common Units (or such proportionate amount of Participant’s Capital Account balance).

2.3    Restrictions on Awards. The Award and the Class B Common Units are subject to the terms of the Plan and the terms of the LLC Agreement, including, without limitation, the Transfer and other restrictions set forth in the LLC Agreement. Any permitted transferee of the Award or Class B Common Units shall take such Award and Class B Common Units subject to the terms of the Plan, this Agreement and the LLC Agreement. Any such permitted transferee must, upon the request of the Company, execute an instrument in form and substance acceptable to the Company agreeing to be bound by the Plan, the LLC Agreement and this Agreement, and must agree to such other waivers, limitations and restrictions as the Company may reasonably require. Any Transfer of the Award or Class B Common Units which is not made in compliance with the Plan, the LLC Agreement and this Agreement shall be null and void ab initio and of no force or effect.

3.    Representations, Warranties, Covenants and Acknowledgments of Participant. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse, if applicable, that:

3.1    Investment; Status of Participant. Participant is holding the Award for Participant’s own account, and not for the account of any other Person. Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

3.2    Relation to Company. Participant is presently an Employee, Consultant or Director and in such capacity has become personally familiar with the business of the Company and its Affiliates.

3.3    Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

2

3.4    Registration. Participant understands that the Class B Common Units have not been registered under the Securities Act, and the Class B Common Units cannot be transferred by Participant other than in accordance with the terms and conditions set forth in the Plan, this Agreement and the LLC Agreement and, in any event, unless such Class B Common Units are registered under the Securities Act or an exemption from such registration is available. Neither the Company nor any of its Affiliates has made any agreements, covenants or undertakings whatsoever to register the Class B Common Units under the Securities Act. Neither the Company nor any of its Affiliates has made any representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act is available.

3.5    Public Trading. None of the Company’s Securities is presently publicly traded, and neither the Company nor any of its Affiliates has made any representations, covenants or agreements as to whether there will be a public market for any of the Company’s Securities.

3.6    Tax Advice. Neither the Company nor any of its Affiliates or their representatives has made any warranties or representations to Participant with respect to the income tax consequences of the issuance of the Class B Common Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Section 83(b) of the Code), and Participant is in no manner relying on the Company or any of its Affiliates or their representatives for an assessment of such tax consequences. Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class B Common Units.

4.    Capital Account. Participant shall make no Capital Contribution to the Company with respect to the Award and, as a result, Participant’s Capital Account balance in the Company immediately after his or her receipt of the Class B Common Units shall be equal to zero, unless Participant was a Member in the Company prior to such issuance, in which case Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Class B Common Units.

5.    Section 83(b) Election. Participant covenants that he or she shall make an election under Section 83(b) of the Code (and any comparable election in the state of Participant’s residence) with respect to the Class B Common Units covered by the Award within thirty (30) calendar days following the Grant Date. In connection with such election, Participant and Participant’s spouse, if applicable, shall execute and deliver to the Company (or to the person for whom the services were performed) with this executed Agreement, a copy of the Election Pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit B. Participant represents that Participant has consulted any tax consultant(s) that Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Participant acknowledges that it is Participant’s sole responsibility and not the responsibility of the Company or any of its Affiliates to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Participant requests that the Company or its Affiliates or any of their representatives make such filing on Participant’s behalf. Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

3

6.    Taxes. The Company and Participant intend that (a) the Class B Common Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191, (b) the issuance of such interests not be a taxable event to the Company or Participant as provided in such Revenue Procedure, and (c) the LLC Agreement, the Plan and this Agreement be interpreted consistently with such intent. Notwithstanding the foregoing, the Company or its Affiliates, as applicable, may withhold from Participant’s wages, or require Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Class B Common Units.

7.    Remedies. Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Class B Common Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, Participant agrees that the Company and its Affiliates shall be entitled to obtain specific performance of the obligations of Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Participant shall not urge as a defense that there is an adequate remedy at law.

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law.

9.    Certificate Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or legends substantially similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for USAT Holdings, LLC such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, a right of repurchase, restrictions as to transferability and other restrictions as set forth in (i) an Profits Interest Award Agreement by and between the holder and Zentalis Pharmaceuticals, LLC, (ii) the Zentalis Pharmaceuticals, LLC 2017 Profits Interest Plan and (iii) the Amended and Restated Limited Liability Company Agreement of Zentalis Pharmaceuticals, LLC, in each case, as may be amended and/or restated from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

4

10.    Market Standoff. Participant hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any Securities or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may place a restrictive legend on any security issued to Participant and/or impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 180-day period.

11.    No Right to Continued Service. Nothing in this Agreement shall confer upon Participant any right to continue in the employment or service of the Company (including for the avoidance of doubt any of its Affiliates), or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Participant and the Company or any of Affiliates.

12.    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted (without limitation) by facsimile, electronic mail, portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

13.    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

14.    Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the LLC Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed by Participant and a duly authorized representative of the Company. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5

15.    Invalidity. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

16.    Titles. The titles, captions or headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

[Signature pages follow]

6

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Zentalis Pharmaceuticals, LLC, a Delaware limited liability company

By:

Name:
Title:

[Signature Page to Zentalis Pharmaceuticals, LLC Profits Interest Award Agreement]

Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

PARTICIPANT:

Print Name:

Participant’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Class B Common Units.

Participant’s Spouse:

Print Name:

[Signature Page to Zentalis Pharmaceuticals, LLC Profits Interest Award Agreement]

EXHIBIT A

VESTING SCHEDULE

Capitalized terms used in this Exhibit A shall have the meanings given to them in the Agreement to which this Exhibit A is attached.

Vesting Commencement Date: [            ].

A-1

EXHIBIT B

ELECTION PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE TO INCLUDE IN GROSS

INCOME THE EXCESS OVER THE PURCHASE PRICE,

IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED

IN CONNECTION WITH SERVICES

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the          taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury Regulations promulgated under Section 83(b):

1.    The undersigned’s name, address and taxpayer identification (social security) number are:

Name:
Address:
Social Security #:

The undersigned’s spouse’s name, address and taxpayer identification (social security) number are (complete if applicable):

Name:
Address:
Social Security #:

2.    The property with respect to which the election is made consists of              Class B Common Units (the “Award”) of Zentalis Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3.    The date on which the above property was transferred to the undersigned was                 , and the taxable year to which this election relates is             .

4.    The above property is subject to the following restrictions: (a) forfeiture if the undersigned ceases to be an employee or director of or consultant to the Company or an affiliate, and (b) certain other restrictions set forth in the Amended and Restated Limited Liability Company Agreement of Zentalis Pharmaceuticals, LLC (as amended and/or restated from time to time, the “LLC Agreement”), should the undersigned wish to transfer the Award (in whole or in part).

B-1

5.    The Award with respect to which this election is being made is a “profits interest” received by the undersigned taxpayer in connection with the provision of services to or for the benefit of the Company. The Award does not relate to a substantially certain and predictable stream of income from Company assets; the undersigned taxpayer does not intend to dispose of the Award within two years of receipt; and the Award is not an interest in a “publicly traded partnership.” Thus, as described in Revenue Procedure 93-27, 1993-2 C.B. 343, and Revenue Procedure 2001-43, 2001-2 C.B. 191, the fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.

6.    The amount paid for the above property by the undersigned was $0.

7.    The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the Company or to the person for whom the services were performed, and the original will be filed with the income tax return of the undersigned to which this election relates. The undersigned is the person performing the services in connection with which the property was transferred.

Date:	Print Name:

Date:	Print Name of Spouse:

B-2

ZENTALIS PHARMACEUTICALS, LLC JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is entered into with effect as of                 ,          by the undersigned (the “Joining Member”), with respect to the Amended and Restated Limited Liability Company Agreement (as amended from time to time, the “LLC Agreement”) of Zentalis Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), made and entered into as of December 21, 2017, among the Members from time to time party thereto. Capitalized terms used but not defined herein shall have the meaning set forth in the LLC Agreement.

WHEREAS, (i) on or about the date hereof, the Joining Member has received Class B Common Units; and (ii) it is a condition precedent to the issuance of such Class B Common Units and the admission of such Joining Member as an Additional Member of the Company that the Joining Member execute a Joinder Agreement to the LLC Agreement.

NOW, THEREFORE, the Joining Member hereby: (i) acknowledges receipt of a copy of the LLC Agreement; (ii) joins fully in the LLC Agreement as a “Additional Member,” and shall be bound by, and have the benefits as a “Member” of, all the terms and conditions of the LLC Agreement as if such Joining Member was a signatory thereto as a “Member”; and (iii) agrees that the Class B Common Units issued to such Joining Member are subject to the LLC Agreement.

IN WITNESS WHEREOF, the Joining Member has executed this Joinder Agreement as of the date first written above.

JOINING MEMBER:

Print Name:

Notice Address:

Tel:
Email:

Accepted:

ZENTALIS PHARMACEUTICALS, LLC

By:
Name:
Title: